Exhibit 10.70

READ-RITE CORPORATION

SECOND AMENDMENT

TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 1, 2003 and entered into by and among READ-RITE CORPORATION, a Delaware corporation, (“Company”), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”), and TENNENBAUM CAPITAL PARTNERS, LLC (formerly known as Special Value Investment Management, LLC), as administrative agent for Lenders (in such capacity, “Administrative Agent”) and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of December 24, 2002, as amended by that certain First Amendment to Credit Agreement dated as of April 1, 2003 (as amended, the “Credit Agreement”), by and among Company, Lenders, and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) amend certain provisions with respect to the eligibility of Accounts and advance rates under the Credit Agreement, and (ii) make certain other amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT.

1.1 Amendments to Section 1: Provisions Relating to Defined Terms.

A. Subsection 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Celetron” means Celetron International, Ltd., a Bermuda corporation.

“Celetron Accounts Agreements” means agreements entered into after the Closing Date by Celetron, Administrative Agent, Company, Western Digital Malaysia and Western Digital Corporation governing the payment and disbursement procedures for Accounts owed by Celetron to Company and Accounts owed by Western

Digital to Celetron, in form and substance satisfactory to Administrative Agent in its sole discretion.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of April 1, 2003, by and among Company, the Lenders named therein, and Administrative Agent, which amends this Agreement.

“Second Amendment Effective Date” has the meaning assigned thereto in the Second Amendment.

B. The definition of “Accounts Collateral Value” in subsection 1.1 of the Credit Agreement is hereby amended by adding the following sentences at the end thereof:

“To the extent any advance rate specified on Schedule 1.1 annexed hereto is premised on the availability of a guaranty, such guaranty shall be satisfactory in form and substance to Administrative Agent. To the extent any advance rate specified on Schedule 1.1 annexed hereto is premised on the availability of a letter of credit, such letter of credit shall be an irrevocable letter of credit satisfactory to Administrative Agent as to form, substance, and issuer or domestic confirming bank. To the extent any advance rate specified on Schedule 1.1 annexed hereto is premised on the availability of credit insurance, such credit insurance shall be in form, substance, and amount satisfactory to Administrative Agent and shall be issued by Euler American Credit Indemnity or another insurer satisfactory to Administrative Agent”

C. The definition of “Eligible Accounts” in subsection 1.1 of the Credit Agreement is hereby amended by deleting subclause (y) of clause (h) thereof in its entirety and substituting the following therefor:

“(y) the Account is covered by credit insurance in form, substance, and amount, and issued by Euler American Credit Indemnity or such other insurer, satisfactory to Administrative Agent;”

D. The definition of “Eligible Accounts” in subsection 1.1 of the Credit Agreement is hereby further amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary contained in this Agreement, Accounts owed to the Company by Kaifa and/or Celetron shall not constitute Eligible Accounts unless and until such time as (x) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, (y) the Account is supported by credit insurance in form, substance, and amount satisfactory to Administrative Agent, which is issued by EULER American Credit Indemnity or another insurer satisfactory to Administrative Agent, or (z) the Kaifa Accounts Agreements or Celetron Accounts Agreements, as the case may be, in form and substance satisfactory to Administrative Agent are fully effective.”

1.2 Amendment to Section 7: Company’s Negative Covenants

A. Notwithstanding the limitation of subsections 7.1, 7.2A or 7.4 of the Credit Agreement, Company shall be permitted to make a deposit in an amount not to exceed $155,200 with Imperial Premium Finance, Inc. and to incur the indebtedness for premium to Imperial Premium Finance, Inc. in an amount not to exceed $265,040, each in connection with the Premium Finance Agreement and Disclosure Statement and Security Agreement for Policy No. 375,810-3; provided that the terms and conditions of such indebtedness and Imperial Premium Finance, Inc.’s cancellation rights thereunder shall be acceptable to the Lenders in their sole discretion; provided, further, that concurrently therewith, EULER American Credit Indemnity shall have issued to Company and Lenders a certificate of insurance, together with the endorsements requested by Lenders or such other form of evidence satisfactory to the Lenders that EULER American Credit Indemnity shall issue said endorsements and that in all circumstances the original policy, together with endorsements shall be issued to Company and Lenders within five (5) Business Days thereof.

B. Notwithstanding the limitation of subsection 7.7B of the Credit Agreement, Company shall be permitted to sell anticipated time drafts for the fair market value thereof, so long as both before and after giving effect to the disposition, the Company shall be in compliance with the limitations set forth in the Compliance Certificate as to its borrowing base.

1.3 Amendment to Section 10.2.

A. Subsection 10.2(v) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(v) all the actual and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) to administer and monitor the collateral and the disbursement requests and Notices of Borrowing by Company, of obtaining and reviewing any appraisals provided for under subsection 4.1 or 6.9B and any environmental audits or reports provided for under subsection 4.1J or 6.9A;”

1.4 Substitution of Schedules.

A. Schedule 1.1 to the Credit Agreement is hereby amended by deleting said Schedule 1.1 in its entirety and substituting in place thereof a new Schedule 1.1 in the form of Annex A annexed hereto.

1.5 Amendments to Exhibits.

A. Exhibit VII to the Credit Agreement (Collateral Value Certificate) is hereby amended by deleting it in its entirety and substituting therefor a new Exhibit VII in the form of Annex B annexed hereto.

Section 2. Conditions To Effectiveness. Section 1 this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. On or before the Second Amendment Effective Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1. Certified copies of its Certificate or Articles of Incorporation, dated a recent date prior to the Second Amendment Effective Date;

2. Copies of its Bylaws, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary;

3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the other transactions contemplated hereby, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

4. Signature and incumbency certificates of its officers executing this Amendment; and

5. Executed copies of this Amendment.

B. On or before the Second Amendment Effective Date, all Lenders, shall have executed this Amendment and Administrative Agent shall have received written or telephonic notification of such execution and authorization of delivery thereof.

C. The Second Amendment Effective Date shall have occurred before April 4, 2003.

D. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

E. On or before the Second Amendment Effective Date, the Company, Administrative Agent and Wells Fargo Bank shall have entered into an amendment of the Wells Escrow Agreement in the form of Annex C annexed hereto to provide for the substitution of the amended Collateral Value Certificate attached hereto.

Section 3. Company’s Representations And Warranties. In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein,

Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”). Each other Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment.

B. Authorization of Agreements. The execution and delivery of this Amendment, the performance of this Amendment and the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of each other Loan Party.

C. No Conflict. The execution, delivery and performance by each Loan Party of this Amendment, the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of, any Loan Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and disclosed in writing to Lenders.

D. Governmental Consents. The execution, delivery and performance by each Loan Party of this Amendment, the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than those previously obtained.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. This Amendment has been duly executed and delivered by each Loan Party and is the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. Except for those Defaults and Events of Default specifically covered in that certain Limited Waiver dated February 10, 2003 among the Company, the Lenders’ signature thereto, Administrative Agent and the Credit Support Parties, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4. Acknowledgement And Consent. Company is a party to certain Collateral Documents specified in the Credit Agreement, in each case as amended through the Second Amendment Effective Date, pursuant to which the Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. The Subsidiary Guarantors are parties to the Subsidiary Guaranty and certain Collateral Documents specified in the Credit Agreement, in each case as amended through the Second Amendment Effective Date, pursuant to which each Subsidiary Guarantor has (i) guarantied the Obligations and (ii) created liens in favor of Administrative Agent on certain Collateral to secure the obligations of each such party under the Subsidiary Guaranty of such party. Company and the Subsidiary Guarantors are collectively referred to herein as “Credit Support Parties” and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guarantied Obligations” and “Secured Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations,” “Guarantied Obligations” or “Secured Obligations,” as the case may be, in respect of the Amended Agreement.

Each Credit Support Party acknowledges and agrees that the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5. Miscellaneous.

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment, subject to the provisions of Section 3 hereof, shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Subsidiary Guarantors and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

F. Entire Agreement. This Amendment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements between the parties with respect to the matters contained in this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	READ-RITE CORPORATION

	By:	/s/ Andrew C. Holcomb
	Title:	Sr. Vice President Finance and C.F.O.

Notice Address:

44100 Osgood Road Fremont, California 94539 Attention: Chief Financial Officer Phone: Fax:

ADMINISTRATIVE AGENT:	TENNENBAUM CAPITAL PARTNERS, LLC

	By:	TENNENBAUM & CO., LLC
	Its:	Managing Member

By: /s/ Michael E. Tennenbaum
Name: Michael E. Tennenbaum
Title: Managing Member

Notice Address:

c/o Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, California 90025 Attention: David A. Hollander Phone: 310-566-1036 Fax: 310-566-1045

LENDERS:	SPECIAL VALUE BOND FUND II, LLC

	By:	SVIM/MSM II, LLC
	Its:	Managing Member

		By:	TENNENBAUM & CO., LLC
		Its:	Managing Member

			By:	/s/ Michael E. Tennenbaum
			Name:	Michael E. Tennenbaum
			Title:	Managing Member

Notice Address:

c/o Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, California 90025 Attention: David A. Hollander Phone: 310-566-1036 Fax: 310-566-1045

SPECIAL VALUE ABSOLUTE RETURN FUND II, LLC

	By:	SVIM/MSM II, LLC
	Its:	Managing Member

		By:	TENNENBAUM CAPITAL PARTNERS, LLC
		Its:	Managing Member

			By:	TENNENBAUM & CO., LLC
			Its:	Managing Member

			By:	/s/ Michael E. Tennenbaum
			Name:	Michael E. Tennenbaum
			Title:	Managing Member

Notice Address:

c/o Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, California 90025 Attention: David A. Hollander Phone: 310-566-1036 Fax: 310-566-1045
FUQUA FAMILY LEAD ANNUITY TRUST—2000

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Member

By: TENNENBAUM & CO., LLC
Its: Managing Member

By:	/s/ Michael E. Tennenbaum
Name:	Michael E. Tennenbaum
Title:	Managing Member

Notice Address:

c/o Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, California 90025 Attention: David A. Hollander Phone: 310-566-1036 Fax: 310-566-1045

CREDIT SUPPORT PARTIES:	READ-RITE HOLDING COMPANY

	By:	/s/ Andrew C. Holcomb
	Title:	Director

READ-RITE INTERNATIONAL

	By:	/s/ Andrew C. Holcomb
	Title:	Director

Notice Address:

44100 Osgood Road Fremont, California 94539 Attention: Chief Financial Officer Phone: Fax:

ANNEX A

Schedule 1.1

ACCOUNT COLLATERAL—ADVANCE RATES AND SUBLIMITS

Account Category	Advance Rate

Eligible Accounts directly owed by U.S. account debtors (i.e., not disqualified by clause (h) of the definition of Eligible Accounts without regard to the proviso thereto)	85% of net book value

Eligible Accounts owed to Company by Samsung Electronics Co., Ltd., Samsung Asia Pte. Ltd., Maxtor Singapore, Maxtor China or Western Digital Malaysia, with a U.S. parent guaranty and either foreign credit insurance or a letter of credit

85% of net book value

Eligible Accounts owed to Company by Maxtor Singapore, Maxtor China, or Western Digital Malaysia with a U.S. parent guaranty	80% of net book value

Eligible Accounts owed to Company by Samsung Electronics Co., Ltd., Samsung Asia Pte. Ltd., Maxtor Singapore, Maxtor China, Seagate Malaysia or Western Digital Malaysia with foreign credit insurance

The lesser of

(x)    80% of net book value and

(y)    80% of Net Insured Value.

“Net Insured Value” is the amount recoverable in respect of the Eligible Accounts under the credit insurance, net of any co-payments, deductibles and other exclusions from coverage.

Other Eligible Accounts owed by Samsung Electronics Co., Ltd., or Samsung Asia Pte. Ltd. to Company	50% of net book value (subject to a maximum of $3 million net book value at any time)

Eligible Accounts owed by Kaifa or Celetron to Company, with either foreign credit insurance or a letter of credit and Western Digital Malaysia U.S. Parent guaranty of obligations owed by Western Digital Malaysia

The lesser of:

(x)    the sum of the following:

(1) 50% of the cash in the blocked deposit account to be established pursuant to the Kaifa or Celetron Accounts Agreements; plus

(2) 85% of the Company’s share (a percentage to be determined by Administrative Agent in its commercially reasonable discretion based upon the historical portion of Eligible Accounts which are for the account of Company) of Eligible Accounts payable by Western Digital Malaysia into the Kaifa or Celetron blocked deposit account to be established pursuant to the Kaifa or Celetron Accounts Agreements and

(y)    85% of the net book value of the Kaifa or Celetron Accounts

Eligible Accounts owed by Kaifa or Celetron to Company, with foreign credit insurance	The lesser of (x) 70% of net book value and

(y) 70% of the Net Insured Value.

Accounts owed by Kaifa or Celetron to Company, with Western Digital Malaysia U.S. parent guaranty of obligations owed by Western Digital Malaysia

The lesser of:

(x)    the sum of the following:

(1) 50% of the cash in the blocked deposit account to be established pursuant to the Kaifa or Celetron Accounts Agreements; plus

(2) 60% of the Company’s share (a percentage to be determined by Administrative Agent in its commercially reasonable discretion based upon the historical portion of Eligible Accounts which are for the account of Company of Eligible Accounts payable by Western Digital Malaysia into the blocked deposit account to be established pursuant to the Kaifa or Celetron Accounts Agreements and

(y)    60% of the net book value of the Kaifa or Celetron Accounts

Eligible Accounts owed by Kaifa or Celetron or Celetron to Company, secured by a commercial letter of credit

50% of net book value of Eligible Accounts from the period commencing on the date that the goods have been shipped and the Company receives all shipping documents required to draw under the letter of credit to the date that the letter of credit issuer has honored a demand under the letter of credit (subject to a maximum of $3 million net book value at any time); and

subject to the following proviso, up to 85% (to be determined by Administrative Agent in its commercially reasonable discretion) of the amount of any time drafts issued under the letters of credit that have been irrevocably accepted by Wells Fargo Bank, provided that the amount of time drafts shall no longer qualify as of the date that, and if there shall occur any, factoring or other disposition of said time drafts.

The advance rates for these Eligible Accounts are subject to the following terms and conditions: All letters of credit will be issued to the Company when Kaifa or Celetron issues a purchase order to the Company. The letters of credit will be confirmed by Wells Fargo Bank and must provide that partial shipments are permitted, and must otherwise be acceptable to the Lenders. The Company and the Lenders will enter into an agreement requiring all proceeds from the letter of credit to be deposited into the Wells Fargo Blocked Account.